UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2023

HPS CORPORATE LENDING FUND
(Exact name of Registrant as specified in Its Charter)

Delaware	814-01431	84-6391045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57 th Street, 33rd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212)
287-6767
Not
Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On October 5, 2023 (the “Closing Date”), HPS Corporate Lending Fund (the “Fund”) completed a $429.10 million term debt securitization (the “2023 Debt Securitization”), also known as a collateralized loan obligation, in connection with which a subsidiary of the Fund issued the Notes (as defined below). The 2023 Debt Securitization is subject to the Fund’s overall asset coverage requirement.
The notes offered in the 2023 Debt Securitization were issued by HLEND CLO
2023-1,
LLC (the “2023 Issuer”), an indirect, wholly-owned and consolidated subsidiary of the Fund, and consist of (i) $246.50 million of AAA (sf) Class A Senior Secured Floating Rate Notes due 2035, which bear interest at the forward-looking term rate based on the secured overnight financing rate (“Term SOFR”) plus 2.60% (the “Class A Notes”); (ii) $42.50 million of AA (sf) Class B Senior Secured Floating Rate Notes due 2035, which bear interest at Term SOFR plus 3.35% (the “Class B Notes”); and (iii) $34.00 million of A (sf) Class C Secured Deferrable Floating Rate Notes due 2035, which bear interest at Term SOFR plus 4.15% (the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the “Secured Notes”). Additionally, on the Closing Date the 2023 Issuer issued $106.10 million of Subordinated Notes due 2035 (the “Subordinated Notes”), which do not bear interest. The Secured Notes together with the Subordinated Notes are collectively referred to herein as the “Notes.”
On the Closing Date and in connection with the 2023 Debt Securitization, the 2023 Issuer and the Fund entered into a note purchase agreement (the “Purchase Agreement”) with BofA Securities, Inc., as the initial purchaser (the “Initial Purchaser”), pursuant to which the Initial Purchaser purchased the Secured Notes issued pursuant to an indenture as part of the 2023 Debt Securitization. HLEND CLO 2023-1 Investments, LLC (the “Depositor”), a wholly-owned subsidiary of the Fund, retained all of the Subordinated Notes issued in the 2023 Debt Securitization.
The 2023 Debt Securitization is backed by a diversified portfolio of middle-market commercial loans and participation interests therein, which is managed by the Fund as collateral manager pursuant to a collateral management agreement entered into with the 2023 Issuer on the Closing Date (the “Collateral Management Agreement”). The Fund has agreed to irrevocably waive all collateral management fees payable to it so long as it is the collateral manager under the Collateral Management Agreement. The Notes are scheduled to mature on October 22, 2035; however, the Notes may be redeemed by the Issuer, at the written direction of (i) a majority of the Subordinated Notes with the consent of the Fund or (ii) the Fund, in each case, on any business day on or after October 22, 2025.
As part of the 2023 Debt Securitization, the Fund, the Depositor and the 2023 Issuer entered into an amended and restated sale and contribution agreement on the Closing Date (the “Sale Agreement”), pursuant to which the Fund sold, transferred, assigned, contributed or otherwise conveyed to the Depositor and the Depositor subsequently sold, transferred, assigned, contributed or otherwise conveyed to the 2023 Issuer the loans and participations therein securing the 2023 Debt Securitization for the purchase price and other consideration set forth in the Sale Agreement. Following this transfer, the 2023 Issuer, and not the Depositor or the Fund, holds all of the ownership interest in such loans and participations therein. The Fund made customary representations, warranties and covenants in the Sale Agreement.
The Secured Notes are the secured obligations of the 2023 Issuer, the Subordinated Notes are the unsecured obligations of the 2023 Issuer, and the indenture governing the Notes include customary covenants and events of default. The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.
The descriptions of the documentation related to the 2023 Debt Securitization contained in this Current Report on Form
8-K
do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, incorporated into this Current Report on Form
8-K
by reference.
Item 2.03. Creation of Direct Financial Obligation
The information included under Item 1.01 above is incorporated by reference into this
Item
2.03.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

10.1*	Note Purchase Agreement, dated as of October 5, 2023, by and among HLEND CLO 2023-1, LLC, as Issuer, HPS Corporate Lending Fund, as EU/UK Retention Holder, and BofA Securities, Inc., as Initial Purchaser.

10.2*	Indenture, dated as of October 5, 2023, by and between HLEND CLO 2023-1, LLC, as Issuer, and U.S. Bank Trust Company, National Association, as Trustee.

10.3	Collateral Management Agreement, dated as of October 5, 2023, by and between HLEND CLO 2023-1, LLC, as Issuer, and HPS Corporate Lending Fund, as Collateral Manager.

10.4*	Amended and Restated Sale and Contribution Agreement, dated as of October 5, 2023, by and among HPS Corporate Lending Fund, as Seller, HLEND CLO 2023-1 Investments, LLC, as Intermediate Seller, and HLEND CLO 2023-1, LLC, as Purchaser.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: October 11, 2023	By:	/s/ Robert Busch
	Name:	Robert Busch
	Title:	Chief Financial Officer